Exhibit 99.1

EDITORIAL CONTACTS:

Amy Flores

+1 650 752 5303

amy_flores@agilent.com

Jorgen Tesselaar (Europe and Asia)

+31 20 547 2825

jorgen_tesselaar@agilent.com

INVESTOR CONTACT:

Hilliard Terry

+1 650 752 5329

hilliard_terry@agilent.com

Agilent Technologies Reports Second Quarter 2006 Results

PALO ALTO, Calif., May 15, 2006 — Agilent Technologies Inc. (NYSE: A) today reported orders of $1.59 billion for the second fiscal quarter ended April 30, 2006, 21 percent above one year ago. Revenues during the quarter were $1.43 billion, 12 percent above last year. Second quarter GAAP income from continuing operations was $131 million, or $0.30 per diluted share, compared with $53 million, or $0.11 per share, in last year’s second quarter.

Included in GAAP results are $22 million of net charges related principally to the planned spinoff of Semiconductor Test Solutions (STS) and the reduction of Agilent’s infrastructure costs. Excluding these charges and $25 million of non-cash stock compensation expenses, Agilent reported second quarter adjusted net income of $178 million, or $0.40 per share. On a comparable basis, the company earned $84 million, or $0.17 per share, one year ago.(1)

“Agilent continued to deliver on its operating and strategic commitments during the second quarter of 2006,” said Bill Sullivan, Agilent president and chief executive officer. “Both revenues and adjusted earnings per share were at the high end of our expectations. Preparations for a spinoff of STS are on schedule. As of mid-year, we have successfully reduced Agilent’s global infrastructure to a level commensurate with a pure-play measurement company. Despite the separation and restructuring costs associated with these actions, Agilent generated approximately $300 million in cash from operating activities during the second quarter.”

Sullivan noted that gross margins remained at the highest level in five years, that inventories were below 100 Days On Hand for the first time, and that the company achieved a 24 percent Return on Invested Capital(2) during the quarter. “At this point,” he said, “the fundamental strategic opportunity for this company is to leverage the robust operating model we’ve built through higher sustainable growth.”

Looking ahead, Agilent (including STS) expects third quarter fiscal 2006 revenues of $1.37 billion to $1.43 billion, up 10 to 15 percent from last year. Adjusted net income is expected to be in the range of $0.37 to $0.42 per share(3), roughly double last year’s comparable earnings. Normal seasonality would suggest fourth quarter revenues roughly 5 percent above the third quarter and an increase in operating earnings of about $0.10 per share.

Note: The segment results listed below are for the Bio-Analytical Measurement and Electronic Measurement groups. Because of the planned spinoff of STS, Agilent is not reporting separate STS segment results at this time.

Segment Results

Bio-Analytical Measurement(4)

($ millions except where noted)

	Q2:F06	Q2:F05	Q1:F06
Orders	401	385	378
Revenues	372	344	373
Gross Margin,%	50%	49%	50%
Income from Operations	45	39	52
Segment Assets	925	721	802
Return On Invested Capital(2),%	21%	22%	28%

Bio-Analytical Measurement orders of $401 million were 4 percent above last year’s very strong performance, and up 7 percent in local currency terms. Life Sciences orders were up 4 percent, with demand from traditional pharmaceutical customers down in the U.S., up modestly in Europe and up double digits in Asia compared to one year ago. Demand for proteomics and genomics products was up more than 20 percent from last year. Chemical Analysis orders also rose 4 percent, with fairly uniform strength across chemical and petrochemical firms, academic institutions and government agencies focused on improving food, air and water quality. Revenues of $372 million were up 8 percent from last year. Segment book-to-bill was 1.08, the seventh consecutive quarter above parity.

Segment income from operations of $45 million was $6 million above last year. Gross margins improved by one point, while operating expenses for new product introductions and incremental investments moved in line with revenues. The second quarter’s 12-percent operating margin was one point above last year, while segment Return On Invested Capital(2) fell one point to 21 percent due to the impact of acquisitions. During the quarter, the company purchased Yokogawa Electric Company’s remaining 49-percent ownership of Yokogawa Analytical Systems (YAN) for $98 million.

Electronic Measurement(4)

($ millions except where noted)

	Q2:F06	Q2:F05	Q1:F06
Orders	875	834	799
Revenues	867	836	794
Gross Margin,%	55%	53%	55%
Income from Operations	120	84	89
Segment Assets	2,213	2,397	2,248
Return On Invested Capital(2),%	23%	15%	18%

Electronic Measurement second quarter orders of $875 million were up 5 percent from last year; excluding the impact of a higher dollar, local currency orders were up 7 percent from one year ago. Communications test orders were up 2 percent, with strength in wireless partially offset by a 9-percent decline in wireline test orders. General purpose test orders were up 11 percent from one year ago, with sustained strength in Aerospace/Defense, across the oscilloscope product line, and in electronic manufacturing test. Revenues of $867 million were up 4 percent from last year.

Second quarter income from operations of $120 million was up $36 million on a $31 million increase in revenue. Gross margin improved 2 points to 55 percent, and segment operating margin rose 4 points to 14 percent. ROIC(2) improved 8 points to 23 percent based on better operating margins and reductions in working capital.

About Agilent Technologies

Agilent Technologies Inc. (NYSE: A) is the world’s premier measurement company and a technology leader in communications, electronics, life sciences and chemical analysis. The company’s 20,000 employees serve customers in more than 110 countries. Agilent had net revenue of $5.1 billion in fiscal 2005. Information about Agilent is available on the Web at www.agilent.com.

Agilent’s management will present more details on its second quarter FY2006 financial results on a conference call with investors beginning at 1:30 p.m. (Pacific). This event will be webcast live in listen-only mode. Listeners may log on at www.investor.agilent.com and select “Q2 2006 Agilent Technologies Inc. Earnings Conference Call” in the “News & Events — Calendar of Events” section. The webcast will remain available on the company’s Web site for 90 days.

A telephone replay of the conference call will be available from 3:30 p.m. (Pacific) today through May 22, 2006. The replay number is +1 888 286 8010, or international callers may dial +1 617 801 6888; enter pass code 69150406.

Forward-Looking Statements

This news release contains forward-looking statements as defined in the Securities Exchange Act of 1934 and is subject to the safe harbors created therein.

The forward-looking statements contained herein include, but are not limited to, information regarding Agilent’s future revenues, earnings and profitability; the pace of new product introductions and future demand for the Company’s products and services; the planned spinoff of the Company’s Semiconductor Test Solutions business, including the timing of the initial public offering of that business and completion of the spinoff; the Company’s revenue and earnings (on a segment and consolidated basis); guidance for the third and fourth quarters of fiscal year 2006; and future demand for the Company’s products and services. These forward-looking statements involve risks and uncertainties that could cause Agilent’s results to differ materially from management’s current expectations. Such risks and uncertainties include, but are not limited to, unforeseen changes in the strength of our customers’ businesses; unforeseen changes in the demand for current and new products and technologies; changes in the planned spinoff of the Semiconductor Test Solutions business, including complications in connection with the separation of STS assets from the Company and difficulties or delays in the expected spinoff process due to market conditions or regulatory delays.

In addition, other risks that Agilent faces in running its operations include the ability to execute successfully through business cycles while it continues to implement cost reductions; the ability to meet and achieve the benefits of its cost-reduction goals and otherwise successfully adapt its cost structures to continuing changes in business conditions; ongoing competitive, pricing and gross margin pressures; the risk that our cost-cutting initiatives will impair our ability to develop products and remain competitive and to operate effectively; the impact of geopolitical uncertainties on our operations, our markets and our ability to conduct business, the ability to improve asset performance to adapt to changes in demand; the ability to successfully introduce new products at the right time, price and mix, and other risks detailed in Agilent’s filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended Oct. 31, 2005. Forward-looking statements are based on the beliefs and assumptions of Agilent’s management and on currently available information. Agilent undertakes no responsibility to publicly update or revise any forward-looking statement.

# # #

(1) Adjusted net income and adjusted net income per share are non-GAAP measures. Adjusted net income is defined to exclude primarily the impacts of restructuring and asset impairment charges, business separation costs, non-cash stock-based compensation, intangible amortization as well as gains and losses from the sale of investments and disposals of businesses net of their tax effects. A reconciliation between adjusted net income and GAAP net income is set forth on page 5 of the attached tables along with additional information regarding the use of this non-GAAP measure.

(2) Return On Invested Capital is a non-GAAP measure and is defined as income (loss) from operations less other (income) expense and taxes, annualized, divided by the average of the two most recent quarter-end balances of assets less net current liabilities. The reconciliation of ROIC can be found on page 6 of the attached tables, along with additional information regarding the use of this non-GAAP measure.

(3) Adjusted net income per share as projected for Q306 and Q406 is a non-GAAP measure which excludes primarily the impacts of future restructuring and asset impairment charges, non-cash stock-based compensation, and intangibles amortization. Most of these excluded amounts pertain to events that have not yet occurred and are not currently possible to estimate with a reasonable degree of accuracy. Therefore, no reconciliation to GAAP amounts has been provided. Future amortization of intangibles is expected to be approximately $10 million per quarter.

(4) Historical segment data have been restated to correspond to current presentation.

NOTE TO EDITORS: Further technology, corporate citizenship and executive news is available on the Agilent news site at www.agilent.com/go/news.

AGILENT TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(In millions, except per share amounts)

(Unaudited)

PRELIMINARY

	Three Months Ended April 30,		Percent
	2006	2005	Inc/(Dec)

Orders	$1,588	$1,315	21%

Net revenue	$1,431	$1,278	12%

Costs and expenses:
Cost of products and services	699	638	10%
Research and development	197	189	4%
Selling, general and administrative	423	409	3%
Total costs and expenses	1,319	1,236	7%

Income from continuing operations	112	42	167%

Other income (expense), net	47	15	213%

Income from continuing operations before taxes and equity income	159	57	179%

Provision for taxes	28	19	47%

Income from continuing operations before equity income	131	38	245%

Equity income from Lumileds	—	15	(100)%

Income from continuing operations	131	53	147%

Income from and gain (loss) on sale of discontinued operations, net	(16)	42	(138)%

Net income	$115	$95	21%

Net income per share- basic:
Income from continuing operations	$0.30	$0.11
Income from and gain (loss) on sale of discontinued operations, net	(0.03)	0.08
Net income per share- basic	$0.27	$0.19

Net income per share- diluted:
Income from continuing operations	$0.30	$0.11
Income from and gain (loss) on sale of discontinued operations, net	(0.04)	0.08
Net income per share- diluted	$0.26	$0.19

Weighted average shares used in computing net income (loss) per share:
Basic	430	491
Diluted	442	496

Historical amounts were reclassified to conform with current period presentation.

Income from continuing operations for the second quarter of fiscal 2006 includes pre-tax share-based compensation expense under SFAS No. 123(R) of $25 million related to employee stock options and employee stock purchases.

The preliminary income statement is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(In millions, except per share amounts)

(Unaudited)

PRELIMINARY

	Six Months Ended April 30,		Percent
	2006	2005	Inc/(Dec)

Orders	$2,941	$2,491	18%

Net revenue	$2,767	$2,490	11%

Costs and expenses:
Cost of products and services	1,356	1,259	8%
Research and development	386	364	6%
Selling, general and administrative	868	787	10%
Total costs and expenses	2,610	2,410	8%

Income from operations	157	80	96%

Other income (expense), net	95	35	171%

Income from continuing operations before taxes and equity income	252	115	119%

Provision for taxes	43	34	26%

Income from continuing operations before equity income	209	81	158%

Equity income from and gain on sale of Lumileds	901	23	3817%

Income from continuing operations	1,110	104	967%

Income from and gain on sale of discontinued operations, net	1,821	94	1837%

Net income	$2,931	$198	1380%

Net income per share- basic:
Income from continuing operations	$2.46	$0.21
Income from and gain on sale of discontinued operations, net	4.02	0.19
Net income per share- basic	$6.48	$0.40

Net income per share- diluted:
Income from continuing operations	$2.40	$0.21
Income from and gain on sale of discontinued operations, net	3.93	0.19
Net income per share- diluted	$6.33	$0.40

Weighted average shares used in computing net income per share:
Basic	452	491
Diluted	463	496

Historical amounts were reclassified to conform with current period presentation.

Income from continuing operations for the first six months of of fiscal 2006 includes pre-tax share-based compensation expense under SFAS No. 123(R) of $61 million related to employee stock options and employee stock purchases.

The preliminary income statement is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEET

(In millions, except par value and share amounts)

(Unaudited)

PRELIMINARY

	April 30,	October 31,
	2006	2005
ASSETS
Current assets:
Cash and cash equivalents	$2,657	$2,226
Short term investments	—	25
Accounts receivable, net	845	753
Inventory	713	722
Other current assets	361	298
Current assets of discontinued operations	—	423
Total current assets	4,576	4,447

Property, plant and equipment, net	853	873
Goodwill and other intangible assets, net	481	362
Other assets	545	628
Restricted investments	1,602	22
Non-current assets of discontinued operations	—	419
Total assets	$8,057	$6,751

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$422	$344
Employee compensation and benefits	510	542
Deferred revenue	293	247
Income and other taxes payable	389	474
Other accrued liabilities	170	179
Current liabilities of discontinued operations	—	150
Total current liabilities	1,784	1,936

Long-term debt	1,500	—
Retirement and post-retirement benefits	308	383
Other long-term liabilities	391	351
Total liabilities	3,983	2,670

Commitments and contingencies	—	—

Stockholders’ equity:
Preferred stock; $0.01 par value; 125 million shares authorized; none issued and outstanding	—	—
Common stock; $0.01 par value; 2 billion shares authorized; 531 million shares at April 30, 2006 and 512 million shares at October 31, 2005 issued and outstanding	5	5
Treasury stock at cost; 105 million shares at April 30, 2006 and 9 million shares at October 31, 2005	(3,768)	(290)
Additional paid-in capital	6,391	5,878
Retained earnings (accumulated deficit)	1,468	(1,463)
Accumulated other comprehensive loss	(22)	(49)
Total stockholders’ equity	4,074	4,081
Total liabilities and stockholders’ equity	$8,057	$6,751

The preliminary balance sheet is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(In millions)

(Unaudited)

PRELIMINARY

	Six months	Three months
	ended	ended
	April 30,	April 30,
	2006	2006
Cash flows from operating activities:
Net income	$2,931	$115
Less : Income from and gain (loss) on sale of discontinued operations, net	1,821	(16)
Income from continuing operations	1,110	131

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	89	48
Deferred taxes	(19)	(30)
Excess and obsolete inventory-related charges	35	13
Asset impairment charges	22	21
Net gain on sale of investments	(9)	—
Gain on sale and undistributed equity in net income of Lumileds	(901)	—
Net gain on sale of assets	(51)	(52)
Share based compensation	61	25
In process R&D	2	2
Changes in assets and liabilities:
Accounts receivable	(82)	(69)
Inventory	(25)	11
Accounts payable	84	39
Employee compensation and benefits	(32)	75
Income taxes and other taxes payable	(72)	28
Other current assets and liabilities	7	35
Other long-term assets and liabilities	(58)	19
Net cash provided by operating activities of continuing operations(a):	161	296
Net cash provided by operating activities of discontinued operations	7	—
Net cash provided by operating activities	168	296

Cash flows from investing activities:
Investments in property, plant and equipment	(105)	(55)
Proceeds from the sale of property, plant and equipment	89	87
Investment in equity securities	(4)	(2)
Proceeds from sale of Lumileds and other investments	960	—
Increase in restricted investments	(1,580)	(1)
Payment of loan receivable	50	—
Net proceeds from sale of discontinued operations	2,515	(16)
Proceeds from sale of short-term investments	25	—
Purchase of minority interest in Yokogawa Analytical Systems	(98)	(98)
Acquisition of businesses and intangible assets, net of cash acquired	(24)	(9)
Net cash provided by (used in) investing activities of continuing operations:	1,828	(94)
Net cash used in investing activities of discontinued operations:	(6)	—
Net cash provided by (used in) investing activities	1,822	(94)

Cash flows from financing activities:
Issuance of common stock under employee stock plans	448	213
Treasury stock repurchases	(3,478)	(487)
Proceeds from term facility	700	—
Repayment of term facility	(700)	—
Debt issuance costs	(25)	(1)
Cash distribution to minority interest in consolidated partnership	(16)	(16)
Long-term debt	1,500	—
Net cash used in financing activities of continuing operations:	(1,571)	(291)

Effect of exchange rate movements	12	9

Net increase (decrease) in cash and cash equivalents	431	(80)

Cash and cash equivalents at beginning of period	2,226	2,737

Cash and cash equivalents at end of period	$2,657	$2,657

(a) Cash payments included in operating activities:
Restructuring	91	41
Income tax payments	125	29

The preliminary cash flow statement is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.

ADJUSTED NET INCOME AND EPS RECONCILIATIONS

(In millions, except per share amounts)

(Unaudited)

PRELIMINARY

	Three Months Ended April 30,				Six Months Ended April 30,
	2006	EPS	2005	EPS	2006	EPS	2005	EPS

Net income per GAAP	$115	$0.26	$95	$0.19	$2,931	$6.33	$198	$0.40
Less income from and gain (loss) on sale of discontinued operations	(16)	(0.04)	42	0.08	1,821	3.93	94	0.19
Income from continuing operations	$131	$0.30	$53	$0.11	$1,110	$2.40	$104	$0.21
Non-GAAP adjustments:
Restructuring and asset impairment	66	0.15	2	—	104	0.22	7	0.01
Business disposal and infrastructure reduction costs	40	0.09	—	—	65	0.14	—	—
Gain on sale of assets	(56)	(0.13)	(10)	(0.02)	(56)	(0.12)	(10)	(0.02)
Equity income from and gain on sale of Lumileds	—	—	(15)	(0.03)	(901)	(1.95)	(23)	(0.05)
Share-based compensation expense	25	0.06	—	—	61	0.13	—	—
Donation to Agilent foundation	—	—	10	0.02	—	—	10	0.02
Unallocated SPG corporate charges	—	—	35	0.07	13	0.03	68	0.14
Other, principally other intangibles	3	—	14	0.03	3	0.01	13	0.03
Adjustment for taxes	(31)	(0.07)	(5)	(0.01)	(67)	(0.14)	(14)	(0.03)
Adjusted net income	$178	$0.40	$84	$0.17	$332	$0.72	$155	$0.31

We provide adjusted net income and adjusted net income per share amounts in order to provide meaningful supplemental information regarding our operational performance and our prospects for the future. These supplemental measures exclude, among other things, the impact of the sale of our businesses and investments from the results of the sales of our products. Some of the exclusions, such as impairments, may be beyond the control of management. Further, some may be less predictable than revenue derived from our core businesses (the day to day business of selling our products and services).  These reasons provide the basis for management’s belief that the measures are useful.

Our management uses non-GAAP measures to evaluate the performance of our core businesses, to estimate future core performance and to compensate employees. Since management finds this measure to be useful, we believe that our investors benefit from seeing our results “through the eyes” of management in addition to seeing our GAAP results. This information facilitates our management’s internal comparisons to our historical operating results as well as to the operating results of our competitors.

Our management recognizes that items such as restructuring charges and sales of investments can have a material impact on our cash flows and net income. Our GAAP financial statements including our statement of cash flows portray those effects. Although we believe it is useful for investors to see core performance free of special items, investors should understand that the excluded items are actual expenses that impact the cash available to us for other uses. To gain a complete picture of all effects on the Company’s profit and loss from any and all events, management does (and investors should) rely upon the GAAP income statement. The non-GAAP numbers focus instead upon the core business of the company, which is only a subset, albeit a critical one, of the Company’s performance.

Readers are reminded that non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures. They should be read in conjunction with the GAAP financial measures. It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.

The preliminary adjusted net income and EPS reconciliation is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.

Reconciliation of ROIC

(In millions)

(Unaudited)

Preliminary

	BAS	EMS	Agilent	BAS	EMS	BAS	EMS
	Q2’06	Q2’06	Q2’06	Q1’06	Q1’06	Q2’05	Q2’05
Numerator:
Adjusted income from operations	$45	$120	$196	$52	$89	$39	$84
Less:
Taxes and Other (income)/expense	12	24	40	15	15	11	12

Segment return	33	96	156	37	74	28	72

Segment return annualized	$132	$384	$624	$148	$296	$112	$288

Denominator:
Segment assets (a)	$925	$2,213	$3,505	$802	$2,248	$721	$2,397
Less:
Net current liabilities (b)	242	565	932	220	532	203	477
Invested capital	$683	$1,648	$2,573	$582	$1,716	$518	$1,920

Average invested capital	$633	$1,682	$2,592	$532	$1,617	$510	$1,923

ROIC	21%	23%	24%	28%	18%	22%	15%

ROIC calculation:(annualized current quarter segment return)/(average of the two most recent quarter-end balances of Segment Invested Capital)

(a)          Segment assets consist of inventory, accounts receivable, property plant and equipment, gross goodwill and other intangibles, deferred taxes and allocated corporate assets.

(b)         Includes accounts payable, employee compensation and benefits, other accrued liabilities and allocated corporate liabilities.

Note: Total Agilent segment return equals the sum of Agilent's segments. See reconcialiation between GAAP Net income and adjusted net income on Page 5.

Historical amounts were reclassified to conform with current period presentation.

Return on invested capital (ROIC) is a non-GAAP measure that management believes provides useful supplemental information for management and the investor.  ROIC is a tool by which we track how much value we are creating for our shareholders.  Management uses ROIC as a performance measure for our businesses, and our senior managers’ compensation is linked to ROIC improvements as well as other performance criteria.  We believe that ROIC provides our management with a means to analyze and improve their business, measuring segment profitability in relation to net asset investments.  We acknowledge that ROIC may not be calculated the same way by every company.  We compensate for this limitation by monitoring and providing to the reader a full GAAP income statement and balance sheet.

Readers are reminded that non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures.  They should be read in conjunction with the GAAP financial measures.  It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.

The preliminary reconciliation of ROIC is estimated based on our current information.